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                                                                    EXHIBIT 21.1
                           SUBSIDIARIES OF REGISTRANT

Hyperion Enhanced Networks of Virginia, Inc. (Delaware corporation)

Hyperion Telecommunications of Florida, Inc. (Florida corporation)

  Continental Fiber Technologies, Inc. (20% owned) (Florida corporation)

Hyperion Telecommunications of New York, Inc. (Delaware corporation)

  NHT Partnership (40% owned) (New York general Partnership)

  NewChannels Hyperion Telecommunications (50% owned) (New York general partnership)

Hyperion Telecommunications of Kansas, Inc. (Delaware corporation)

  Multimedia Hyperion Telecommunications (49.9% owned) (Kansas general partnership)

Hyperion Telecommunications of Kentucky, Inc. (Delaware corporation)

  Louisville Lightwave (50% owned) (New Jersey partnership)

Hyperion Telecommunications of Massachusetts, Inc. (Delaware corporation)

Hyperion Telecommunications of New Jersey, Inc. (Delaware corporation)

  New Jersey Fiber Technologies (19.7% owned) (New Jersey general partnership)

Hyperion Telecommunications of Pennsylvania, Inc. (Delaware corporation)

  PECO Hyperion Telecommunications (50% owned) (Pennsylvania general partnership)

  Hyperion Telecommunications of Harrisburg (50% owned) (Pennsylvania general partnership)

Hyperion Telecommunications of Tennessee, Inc. (Delaware corporation)

  AVR of Tennessee, L.P. d/b/a Hyperion of Tennessee, L.P. (25% owned) (California limited partnership)

Hyperion Telecommunications of Vermont, Inc. (Delaware corporation)

Hyperion Telecommunications of Virginia, Inc. (Virginia corporation)

  Alternet of Virginia (37% owned) (Virginia general partnership)